THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION.

IMMUNE THERAPEUTICS, INC.

$375,000

CONVERTIBLE PROMISSORY NOTE DATED FEBRURY 4, 2017

FOR VALUE RECEIVED, of $375,000 less an original issue discount of $50,000, Immune Therapeutics, Inc., a Florida corporation (hereinafter called "***Borrower***" or the "***Company***"), with its principal offices located at 37 North Orange Ave, Suite 607, Orlando, Florida, 32801 hereby promises to pay to Phoenix Fund Management, LLC or its assigns or successors-in-interest (the "***Holder***") on order, without demand, the aggregate principal amount of THREE HUNDRED AND SEVENTY FIVE THOUSAND DOLLARS ($375,000.00) (the "***Principal Amount***"), payable in 6 months from Issuance Date or upon written demand by Holder (the "***Maturity Date***"). Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. "**Outstanding Balance**" means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest (including with limitation Default Interest), collection and enforcements costs, and any other fees or charges incurred under this Note. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof. This Note shall initially be secured by the pledge of the $375,000.00 8% convertible promissory note issued to the Company by the Holder on even date herewith (the "Lender Note" or "Secured Promissory Note - Back End Security Note"). The Company may exchange this collateral for other collateral with an appraised value of at least $375,000.00, by providing 3 days prior written notice to the Holder. If the Holder does not object to the substitution of collateral in that 3 day period, such substitution of collateral shall be deemed to have been accepted by the Holder. Notwithstanding the foregoing, an exchange of collateral for $375,000.00 in cash shall not require the approval of the Holder. Any collateral exchange shall not constitute a waiver of any defaults under a Lender note.

This Note carries an OID of $50,000.00. The purchase price for this Note shall be $325,000.00 (the "**Purchase Price**"), computed as follows: $375,000.00 original principal balance, less the OID. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

ARTICLE I - CONVERSION RIGHTS

The conversion privileges set forth in Article I shall remain in full force and effect immediately from the date hereof and until Note is paid in full regardless of the occurrence of an Event of Default but subject to Article I. The Holder shall be able to convert this Note starting from today's date and ending until the full amount of the Note has been converted. The Outstanding Balance of Note together with all unpaid interest accrued thereon and any other amounts payable hereunder, or such portion thereof, that has not previously been converted into common stock, of the Company (the "***Common Stock***") in accordance with Article II hereof, if any, shall be payable in full on the Maturity Date. Should Borrower fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over Borrower or any of it securities on Borrower's ability to issue shares of Common Stock, in lieu of any right to convert this Note, this will be considered an Event of Default under section 2.2 of the Note. The Holder shall have the right to convert the Outstanding Balance together with all unpaid interest accrued thereon of this Note into shares of the Borrower's Common Stock as set forth below.

1.1 (a) Conversion Price. Subjed to adjustment as set forth in this Note, the conversion price for each conversion shall be $.08 (The "***Conversion Price***") ")

(b) Conversion. The Holder shall have the option, but shall not be required, to convert all or a portion of the Note into a number of fully paid and non-assessable shares of Common Stock (the "***Conversion Shares***"). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Outstanding Balance together with all unpaid interest accrued thereon of this Note to be converted by (y) the Conversion Price. The Company may deliver an objection to any Notice of Conversion within one Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. To effect conversions hereunder, the

Holder shall not be required to physically surrender this Note to the Company. Non ink-original Notice of conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization of any Notice of Conversion form be required.

(c) Mechanics of Conversion. As a condition to effecting the conversion set forth in Section 1.1(b) above, the Holder shall properly complete and deliver to the Company a Notice of Conversion, a form of which is annexed hereto as Exhibit B ("Conversion Notice" or Notice of Conversion"). The Notice of Conversion shall set forth the Outstanding Balance together with all unpaid interest accrued thereon of this Note to be converted and the date on which such conversion shall be effected (such date, the "***Conversion Date***"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon timely delivery to the Borrower of the Notice of Conversion, certificates evidencing that number of shares of Common Stock for the portion of the Note converted in accordance herewith shall be transmitted by the Company's transfer agent to the Holder by crediting the account of the Holder's broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Conversion by the date that is three (3) Trading Days after the Conversion Date (such third day being the "***Share Delivery Date***"). The Borrower will not issue fraction shares or scrip representing fractions of shares upon conversion, but the Borrower will round the number of the shares up to the nearest whole share.

(d) Charges. Issuance of Common Stock to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Common Stock. Company shall pay all Transfer Agent fees incurred from the issuance of the Common Stock to Holder and acknowledges that this is a material obligation of this Note.

1.2 Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(a) Obligation Absolute. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. The Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. In the event that the Holder of this Note shall elect to convert any or all of the Outstanding Balance hereof and accrued but unpaid interest thereon in accordance with the terms of this note, the Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Holder in the amount of two hundred percent of the Outstanding Balance of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Borrow shall issue conversion shares upon a properly notices conversion. All payments under this Note (whether made by the Borrower or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "Taxes").

(b) Failure to Deliver Common Stock Prior to Delivery Date. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties to this Note agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered as required by Section 1.1(c) by the Share Delivery Date (a "**Conversion Default**"), Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Borrower (under Holder's and Borrower's expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that the shares are not delivered as required by Section 1.1(c) by the Share Delivery Date, the Borrower shall pay in cash to the Holder for each calendar day beyond the Delivery Date that the Borrower fails to deliver such Common Stock an amount equal to at the sole discretion of the Holder either (i) $2,000.00 or (ii) 100% of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (2) the closing price of the Common Stock on the Trading Day immediately preceding the last possible date on which the Borrower could have issued such shares of Common Stock to the Holder without violating Section 1.1(c) (the "**Conversion Default Payment**"). Such cash amount shall be paid to the Holder by the fifth day of the month following the

month in which it has accrued (the "**Conversion Default Payment Due Date**"). In the event such cash amount is not received by the Holder by the Conversion Default Payment Due Date, at the option of the Holder (without notice to the Borrower), the Conversion Default Payment shall be added to the Outstanding Balance of this Note and will tack back to the original date of the Note and interest shall accrue thereon in accordance with the terms of this Note. If the Company does not request the issuance of the Conversion Shares underlying this Note from its transfer agent after receipt of a Notice of Conversion within TWO (2) Business days following the period allowed for any objection, the Company shall be responsible for any differential in the value of the converted shares underlying this Note between the value of the closing price on the date the shares should have been delivered and the date the shares are delivered. In addition, if the Company fails to timely (within 72 hours, 3 business days), issue a treasury order to its transfer agent or otherwise cause to be delivered, the Conversion Shares per the instructions of the Holder, free and clear of all legends in legal free trading form, subject to all applicable securities laws, the Company shall allow Holder to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Company fails to timely (within 72 hours, 3 business days)) deliver shares, on the next conversion.

(c) Rescission. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(d) Adjustment. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 1.1(b), shall be subject to adjustment, from time to time, upon the happening of certain events while this conversion right remains outstanding, as follows:

(e) Reservation of Shares. The Borrower represents and warrants and covenants and agrees at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of this Note (based on the Conversion Price in effect from time to time) (the "**Reserved Amount**"). The Holder has the right to have the Borrower's transfer agent to increase the the shares to equal the Reserved Amount at any time. The Reserved Amount shall be increased from time to time as required to insure compliance with this provision. The Borrower represents and warrants and covenants and agrees that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Common Stock issuable upon conversion of this Note pursuant to EXHIBIT C: IRREVOCABLE INSTRUCTIONS which forms a part of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary shares of Common Stock in accordance with the terms and conditions of this Note. Should any of the above events in this section occur, Company will have three business days to increase the reserve with their transfer agent or this will constitute an Event of Default. The reserve amounts detailed in this Note is specific to this Note and it is in addition to any and all other shares reserved for the Holder in other notes or agreements. Further, it does not amend nor affect any previous reserve amounts for the Holder. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default. Holder shall not be required to fund this note, until the proper amount of shares are reserved for this Note under the provisions of this Note or Exhibit C: Irrevocable Instructions. The Borrower will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions.

(f) Insufficient Authorized Shares. If, notwithstanding other provisions of this Note and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an *"Authorized Share Failure"*), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the *"Authorization Failure Shares"*), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount

convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this section to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

(g) Make-Whole Rights. Upon liquidation by the Holder of Conversion Shares issued pursuant to a Conversion Notice, provided that the Holder realizes a net amount from such liquidation equal to less than the conversion amount specified in the relevant Conversion Notice (such net realized amount, the "Realized Amount"), at the election of the Holder, the value of the Conversion Amount less the Realized Amount owed shall be added back to the Outstanding Balance of the Note or the Borrower shall issue to the Holder additional shares of the Borrower's Common stock equal to: (i) the conversion amount specified in the relevant Conversion Notice: minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Holder (a "Sale Reconciliation" showing the Realized Amount from the sale of the Conversion shares; divided by (ii) the average volume weighted average price of the Borrowers Common Stock during the five business days immediately prior to the date upon which Holder delivers notice (the "Make-Whole Notice") to the Borrower that such additional shares are requested by the Holder (the "Make-Whole Stock Price" (such number of additional shares to be issued, the "Make-Whole Shares"). Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make-Whole Shares requested, the Borrower shall instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make Whole shares shall be issued and delivered in the same manner and within the same time frames as set forth in Article II of this Note. The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower's Common Stock. Following the sale of the Make-Whole Shares by the Holder: (i) in the event that the Holder receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Holder shall deliver an additional Make-Whole Notice to the Borrower following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices shall continue until the Conversion Amount has been fully satisfied; (ii) in the event that the Holder received net proceeds from the sale of the Make-whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in the excess of the Conversion Amount specified in the relevant Conversion Notice.

(h) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of shares of common Stock issuable to the Holder in connection with a conversion of this Note, the company shall issue to the Holder the number of shares of commons Stock not in dispute and resolve such dispute in accordance with Section 2.19.

1.3 Effect of Certain Events. (a) Fundamental Transaction Consent Right. The Borrower shall not enter into or be party to a Fundamental Transaction (as defined below), unless the Borrower obtains the prior written consent of the Holder to enter into such Fundamental Transaction. For purposes of this Note, "**Fundamental Transaction**" means that (i) (1) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Borrower or any of its subsidiaries is the surviving corporation) any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (collectively, "**Person**"), or (2) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of the Borrower's Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Borrower. The provisions of this Section 1.2(a) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note. As a condition to pre-approving any Fundamental Transaction in writing, which approval may be withheld in the Holder's sole discretion, Holder may require the resulting successor or acquiring entity (if not the Borrower) to assume by written instrument all of the obligations of the

Borrower under this Note and all the other transaction documents with the same effect as if such successor or acquirer had been named as the Borrower hereto and thereto.

(b) Adjustment Due to Fundamental Transactions. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any Fundamental Transaction that is pre-approved in writing by the Holder pursuant to Section 1.2(a) above, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive Fundamental Transactions.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "**Distribution**"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when this Note is issued and outstanding, the Borrower issues or sells, or in accordance with this section hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "**Dilutive Issuance**"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance. Such adjustments described above to the Conversion Price shall be permanent (subject to additional adjustments under this section). In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section will increase the Conversion Price.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("**Convertible Securities**") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "**Options**") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (1) the total amount, if any, received or receivable by the Borrower as

consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (2) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e) Purchase Rights. If, at any time when this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "**Purchase Rights**") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Adjustment Due to Non-DWAC Eligibility. If, at any time when this Note is issued and outstanding thereafter, the Holder delivers a Notice of Conversion and at such time all DWAC Eligible Conditions are not then satisfied, the Borrower shall deliver certificated Conversion Shares to the Holder pursuant to Section 1.1(c) and the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents. The "**Non-DWAC Eligible Adjustment Amount**" is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the Trading Price of the Common Stock on the Conversion Date, over (ii) the closing price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Holder's brokerage account. In any such case, Holder will use reasonable efforts to timely deposit such certificates in its brokerage account after it receives them and cause such restrictive legends to be removed, and, without limiting any other provision hereof, Borrower agrees to fully cooperate with Holder in accomplishing the same. Any fees charged to Holder for the stock being Non-DWAC Eligible shall be paid by the Borrower. DWAC Eligible Conditions shall mean that the Common Stock is DWAC eligible and can be electronically delivered to the Holder's Brokerage account.

(g) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price or the addition of the Non-DWAC Eligible Adjustment Amount to the Outstanding Balance as a result of the events described in this Note, the Borrower, the Non-DWAC Eligible Adjustment Amount shall be added to the Outstanding Balance of this Note, without limiting any other rights of the Holder under this Note or the other Transaction Documents. The "**Non-DWAC Eligible Adjustment Amount**" is the amount equal to the number of applicable Conversion Shares multiplied by the excess, if any, of (i) the closing price of the Common Stock on the Conversion Date, over (ii) the closing price of the Common Stock on the date the certificated Conversion Shares are freely tradable, clear of any restrictive legend and deposited in the Holder's brokerage account. at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

(h) Conversion Price During Major Announcements. Notwithstanding anything contained to the contrary in this Note, in the event Company (i) makes a public announcement that it intends to consolidate or merge with any corporation or sell or transfer all or substantially of the assets of the Company or (ii) any person publicly announces a tender offer to purchase 50% or more of Company's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date", then the conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of the (x) Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this section. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme for which a public announcement as contemplated by this section has been made, the date upon which Company (in case of clause (i) above) or the person, group or entity (in the clase of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender off or takeover scheme) which caused this section to become operative.

1.4 Method of Conversion. Note may be converted by the Holder, in whole or in part, as described in Section 1.1(a) hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

1.5 Limitations on Conversion. Holder shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99%

(the "***Maximum Percentage***") of the Common Stock. The Holder, upon written notice to the Company's transfer agent may increase or decrease the Beneficial Ownership Limitation provision of this section. No prior inability to convert this Note, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note. Should the Company fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on Company's ability to issue shares of Common Stock, in lieu of any right to convert this Note as described in this section, this will be an Event of Default under Section 2.2 of the Note.

ARTICLE II - EVENT OF DEFAULT

2(a) The occurrence of any of the following events of default ("***Event of Default***") shall be an event of default hereunder (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

The Company fails to (i) pay the Outstanding Balance, interest, fees, charges, or any other sum due under this Note or any other note issued by the Company by the Maturity Date; (b) The Company shall fail to perform or observe, in any respect, any covenant, term, provision; condition, agreement or obligation of the Company under this Note or any other note, oblitgation or agreement with the Holder or a third party; (c) any representation, warranty of statement of the Company made, in this Note, said statement or certificate given in writing pursuant hereto or in connection therewith or any other report, news release, financial statement or certificate shall be false or misleading in any respect; (d) the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed or the Company admits in writing its inability to pay its debts generally as they mature; (f) any money judgment, writ or similar final process shall be entered or filed against Company or any of its property or other assets aggregating in excess of $50,000 in the aggregate and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days; (g) Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against them are not dismissed within THIRTY (30) days of initiation. The Company suffers any appointment of any custodian or the like for it or any substantial art of its property that is not discharged or stayed within 30 days; the Company makes a general assignment of the benefit of creditors; the Company fails to pay or states that it is unable to pay, or is unable to pay its debts generally as they become due; (h) a default by or breach of any term by the Company under any one or more obligations to their creditors and failed to cure such default within the appropriate grace period; (i) a Public Information Failure occurs. A Public Information Failure occurs. If the Company is late in any of their filings with the SEC or in the event the Company experiences a DTC "Chill" on its shares, such lateness or "Chill" shall constitute a Public Information Failure; (j) beginning 15 days after the Issuance Date, the failure of any of the DWAC Eligible Conditions to be satisfied at any time thereafter during which the Company has obligations under this Note or the Company loses its status as "DTC Eligible"; or the Company's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (x) the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; (k) failure by the Company to i) have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in Exhibit C to this Note: Irrevocable Instructions ii) to replenish the reserve set forth in Exhibit C: Irrevocable Instructions within three business days of the request of the Holder; (l) withdrawal from registration of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), either voluntary or involuntary, (m) any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company's ability to continue as a "going concern" shall not be an admission that the Company

cannot pay its debts as they become due; (n) The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future; (o) the Company shall fail to maintain the listing and/or quotation, as applicable, of the Common Stock on the exchange it is currently trading on or if trading in the Common Stock shall be suspended for more than 10 consecutive days; (p) the Company shall fail to comply with the reporting requirements of the 1934 Act; and/or the Company shall cease to be subject to the reporting requirements of the 1934 Act; (q) any cessation of operations by the Company or the Company admits it is otherwise generally unable to pay its debts and such debts become due; (r) the restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the Issuance Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or any other Transaction Documents; (s) the Company effectuates a reverse split of its Common Stock without twenty (20) calendar days prior written notice to the Holder; (t) The Company replaces or attempt to replace its transfer agent while the Holder has not fully converted the Note or received full payment from the Company for the Note. For each day the Holder does not have the exact form of Exhibit C to this Note: Irrevocable Instructions with the Company's new transfer agent, the Company shall be charged a daily fee of One Thousand Dollars that will be added to the principal balance of the Note and all legal fees that the Holder incurs in dealing with the transfer agent change shall be added to the Outstanding Balance of the Note and the "*Market Price*" shall change to the lowest trading price in the forty Trading Days prior to the applicable Conversion Date. The Company will also agree to default judgment by a Florida State or Federal Court, related to the Company's change of Transfer Agent; (u) after Holder shall have delivered a Notice of Conversion or conversion notice, the Company shall fail for any reason to deliver unrestricted certificates to Holder within three business days or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversion of any Notes in accordance with the terms hereof or the Company shall fail to deliver documents requested by the Holder or the Holder's brokerage firm which the Holder or the Holder's brokerage firm deem necessary to allow Holder to sell the Company's stock or the Company fails to remove or directs its transfer agent not to remove or impairs, delays or/or hinders its transfer agent from removing any restrictive legend, or fails to withdraw any stop transfer instructions in respect thereof on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note. An additional fee of $250 per day will be charged to the Company for failure to issue unrestricted shares or remove a stop transfer on any shares which shall increase to $500 per day beginning on the 5th day that shares have not been delivered or the stop transfer has not been removed; (v) during the term of this Agreement, the Company enters into any Prohibited Transaction without the prior written consent of the Holder, which consent may be withheld at the sole discretion of the Holder. For the purposes of this Note, the term "Prohibited Transaction" shall refer to the issuance by the Company of any "future priced securities," which shall mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating discount or other post-issuance adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line financing, stand-by equity distribution agreements, at the market transactions or convertible securities and loans, securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable and securities issued in connection with a secured debt financing, shall not be a Prohibited Transaction; (w) the Company fails to provide information requested by the Holder in order to enable the holder to have their converted securities accepted and sold by their brokerage firm, or the Company attempts to prevent, block or frustrate in any manner, the Holder from converting this Note; (x) the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate Indebtedness; (y) any Event of Default as defined in any other note or any Other Notes occurs with respect to any other note; (z) the Company shall have its Common Stock delisted from any exchange or, if the Common Stock is suspended for more than 5 consecutive days; (aa) If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the board; (bb) the Company shall not replenish the reserve set forth in this Note, within three business days of the request of the Holder; (cc) the Company indicates by check mark on the cover page of an SEC report filing that it has not submitted electronically and posted on its corporate website, if any, every Interactive data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files); (dd) Borrower indicates by check mark on the cover page of an SEC report filing that it is a shell company (as defined in Rule 12b-2 of the Exchange Act); (ee) the Company shall lose the "bid" price for its stock and a market (including the OTCBB marketplace or other exchange); (ff) the Company fails to issue a new Note, registered as the Holder requests to a third party that the Holder has assigned this Note to; (gg) The Company shall fail to have the appropriate Common Stock Par Value or fails to have its Common Stock undergo a reverse stock split in accordance with in accordance with Section 3.1 of this Note; (hh) the Company shall fail to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 day of request by Holder; (ii) the Company shall fail to maintain the bid price in its trading market which occurs for at least 3 consecutive trading days; (jj) the Company fails to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record;

2(b) Upon the occurrence of any Event of Default, (a) the Outstanding Balance, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration shall immediately increase to 135% of the Outstanding Balance immediately prior to the occurrence of the Event of Default and such increase in the Outstanding Balance shall

tack back to the date of the original Note, (b) this Note shall then accrue interest at the Default Interest Rate which shall be equal to the lesser of 25% per annum or the maximum rate permitted under applicable law during a default on a Note and (c) the "***Conversion Price***") shall be equal to the lower of (i) .08 or (ii) sixty percent (60%) of the "***Market Price***" (collectively, the "**Default Effects**"). "***Market Price***" means the lowest trading price in the twenty Trading Days prior to the applicable Conversion Date). For purpose of this section, the trading price of the Common Stock shall be the trading price as reported by the Nasdaq Stock Market, or the trading price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the trading price on such exchange as reported by or the Wall Street Journal. Interest calculated hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. The remedies under this note shall be cumulative and automatically added to the principal value of the Note. By acceptance hereof, Holder hereby warrants and represents to Borrower that Holder has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrowers result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the Holder hereof. Holder shall make adjustments in the Note as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess all be automatically credited against and in reduction of the outstanding principal balance. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. The Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind regarding an Event of Default. Further, upon the occurrence and during the continuation of any Event of Default, the Holder may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; *provided, however*, that upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary ("**Automatic Acceleration**"). The Holder shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note at all times following the occurrence of an Automatic Acceleration until the entire then Outstanding Balance has been paid in full. If one or more of the "Events of Default" as described in the Agreement shall occur, the Borrower agrees to pay all costs and expenses, including reasonable attorney's fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, the Borrower shall notify Holder in writing within one day of any of the above Events of Default. If the Holder shall commence an action or proceeding to enforce any provision of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the older shall be reimburse by the Company for its attorney's fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

ARTICLE III - COVENANTS

3.1 As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) other than Permitted Indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any secured indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b) other than Permitted Liens (as defined below), enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire for cash more than a de minimis number of shares of its Common Stock other than repurchases of Common Stock of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 during the term of this Note; or

(d) pay cash dividends or distributions on any equity securities of the Company.

(e) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(f) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issuance Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur.

(g) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval;

(h) enter into any agreement with respect to any of the foregoing;

(i) all payments due under this Note (i) shall rank *pari passu* with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries;

(j) the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness;

(k) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, ***"Liens"***) other than Permitted Liens;

(l) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing;

(m) The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes or (ii) issue any other securities that would cause a breach or default under the Notes;

(n) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business and (ii) sales of inventory in the ordinary course of business;

(o) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(p) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose

(q) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(r) Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) the greater of all shares issuable upon conversion of this Note or the Reserved Amount and shall provide written notice to the Holder regarding such registration of shares and the number of shares. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(s) Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was

not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder's option, shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

(t) If Company does not repay the Outstanding Balance by the Maturity Date, the Variable Conversion price shall be amended to a discount of fifty five percent to the Market Price and the interest rate will increase to twenty four and a half percent.

(u) Par Value of Common Stock. So long as Company shall have any obligation under this Note, Company covenants that at any time when Holder shall deliver a Conversion Notice, the par value of Company's Common Stock shall not be higher than the Conversion Price applicable to such Conversion Notice.

(v) Mandatory Reverse Stock Split. So long as Company shall have any obligation under this Note, should there be no bid on the trading market where Company's Commons Stock is listed or traded for 3 consecutive trading days, the Company shall immediately have its Common Stock undergo a reverse stock split at a ratio of 500 to 1.

(w) Borrowings. So long as Company shall have any obligation under this Note, Company shall not, without giving Holder written notice of a right of first refusal through written consent of Holder, create, incur, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except for the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowing in existence or committed on the date hereof and of which the Company has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowing, the proceeds of which shall be used to repay this Note.

3.2 Definitions. For the purpose of this Note, the following definitions shall apply:

(a) "***Permitted Indebtedness***" means (i) the Indebtedness evidenced by the Note, (ii) unsecured Indebtedness incurred by the Company, which Indebtedness is not senior in rank to the Note and does not mature prior to six months from the Issuance Date of such Indebtedness, (iii) Indebtedness secured by Permitted Liens, and (iv) extensions, refinancings and renewals of any items in clauses (i) through (iv) above, provided that the principal amount is not increased (other than with respect to the addition of existing or future interest due and payable thereunder to the principal thereunder) or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be.

(b) "***Permitted Lien***" means the individual and collective reference to the following: (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (ix) Liens incurred in connection with Permitted Indebtedness under clause (i) and, solely to the extent existing as of the Issuance Date, clause (ii) of the definition thereof (including any extensions, refinancings and renewals of such Indebtedness that constitute Permitted Indebtedness).

Article IV -REDEMPTION RIGHTS

4.1 Optional Redemption Right.

Subject to the provisions of this Article V, at any time (a) within ninety (90) days after the Effective Date, the Company may deliver a notice to the Holder (an "***Optional Redemption Notice***" and the date such notice is deemed delivered hereunder, the "***Optional Redemption Notice Date***") of its irrevocable election to redeem all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note for cash at a redemption price equal to 150% multiplied by all of the then Outstanding Balance together with all unpaid interest accrued thereon of this Note, on the 20th Trading Day following the Optional Redemption Notice Date (such date, the "***Optional Redemption Date***", such 20 Trading Day period, the "***Optional Redemption Period***" and such redemption, the "***Optional Redemption***"), The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions (as defined below) shall have been met (unless waived in writing by the Holder) on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company after the day on which any such Equity Condition has not been met in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. "***Equity Conditions***" means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for such period) or (ii) all of the Conversion Shares issuable upon conversion of such portion of this Note subject to an Optional Redemption may be resold pursuant to Rule 144 during such period, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares issuable upon conversion of such portion of this Note being redeemed at such time, (f) there is no existing Event of Default and, to the actual knowledge of the Company, no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares issuable to the Holder upon conversion of such portion of this Note subject to an Optional Redemption would not violate the limitations set forth in Section 1.3 under this Note, (h) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated or abandoned, and (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information. Notwithstanding the foregoing, the Holder may elect to convert the principal amount of the Note subject to an Optional Redemption Notice pursuant to Article II at any time prior to actual payment in cash for any redemption under this Section 4 by the delivery of an irrevocable Notice of Conversion to the Company.

ARTICLE V - MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and either faxed, mailed, e-mailed or delivered to each party at the respective addresses of the parties. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing on the Trading Day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; (d) when faxed, upon confirmation of receipt; (e) when e-mailed, upon e-mail being sent.

5.3 Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Holder has the full control and discretion to assign or transfer this Note to any transferee without the consent of the Company or have the shares that it converts under this Note sent to any third party at its sole discretion, without the consent of the Company. If this Note is to be transferred, the Holder may surrender this Note to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request, representing the Outstanding Balance being transferred by the Holder and, if less than the entire Outstanding Balance is being transferred, a new Note to the Holder representing the Outstanding Balance not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the Outstanding Balance represented by this Note may be different than the Principal stated on the face of this Note. If the Company fails to issue a new Note registered as the Holder may request, it shall constitute an Event of Default under the Note and the Note shall then be considered owned by the new Holder that Altas Long-Term Growth Fund, LLC has assigned this Note to ("Assignee Holder"). Alternatively, at the discretion of the Holder, in lieu of the Holder requesting that the Company issue a new Note registered as the Holder may request, the Holder of this Note may instruct the Company and it's transfer Agent that this Note has been transferred or assigned to an Assignee Holder and that the Assignee Holder is now the new Holder of this Note without any new Note being required to be issued by the Company to the Assignee Holder. To further clarify, if Phoenix Fund Management, LLCsells, assigns or transfers the Note to ABC Fund, LLC, then ABC Fund, LLC shall now be the new Holder under this Note, regardless of whether a new Note is issued by the Company in the name of ABC Fund, LLC.

5.5 Cost of Collection. If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6 Governing Law. The Note shall only be governed, construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought exclusively and only in the civil or state courts located in Miami-Dade County in the state of Florida. HOLDER AND COMPANY WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR AY TRANSACTION CONTEMPLATED HEREIN, INCLUIDNG CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Both parties and the individuals signing this Note on behalf of the Company agree to submit only to the exclusive jurisdiction of such courts in Miami, Florida. If the jury waiver set forth in this section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Note or any of the transactions contemplated herein will be finally settled by binding arbitration in Miami, Florida, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Florida laws to the resolution for any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction of the award render by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of the Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of the Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Company's obligations to Holder, or to enforce a judgment or other decision in favor of the Holder. Notwithstanding the foregoing, the Holder may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expense of the arbitration, incinding the arbitrators fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all or a share of such expenses, both parties shall share equally in the payment of the arbitrator's fees as and when billed by the arbitrator. **This Note shall be deemed an unconditional obligation of Company for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Company by summary proceeding or summary judgment or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder's rights hereunder or Borrower's obligations to Holder are deemed a part of Note, whether or not such other document or agreement was delivered together herewith or was executed apart from Note.**

5.7 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.8 Entire Understanding. The Note between the Borrower and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder. Any questions regarding interpretation of this Note shall be solely construed by the Holder in their sole discretion.

5.9 Registration Rights. The Company hereby grants the right to the Holder, at Holder's expense, to require Company to register any and all issuances, past, present and future, directly connected to this specific Note. If the Holder shall request the registration, the Company shall begin the registration process within 30 days.

5.10 Recoupment of Registration Fees. If the Holder shall invoke his Registration Rights under section 5.8 of this Agreement, the Company shall reimburse to the Holder all fees, costs, and disbursements, inclusive of attorney's fees, paid for by Holder, in common stock under the same terms and conditions provided for herein.

5.11 Legal Opinion. Upon request of the Holder, the Company's counsel shall provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company agrees and accepts that any licensed attorney may provide an opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. The Company further agrees and accepts that their transfer agent shall be able to rely upon any licensed attorney's legal opinion regarding the applicable exemption from registration under the Securities Act for the issuance of the Conversion Shares pursuant to the terms and conditions of this Agreement and the Note, which provides that upon conversion at any time following the date hereof, the shares received as a result of the conversion shall be issued unrestricted in accordance with the appropriate exemption. If the Company attempts to refuse the legal opinion of a licensed attorney chosen by the Borrower, such refusal shall constitute an Event of Default under this Note.

5.12 Post-Closing Expenses. The Borrower will bear any and all miscellaneous expenses of the Borrower and Holder that may arise post-closing which shall include, but are not limited to, the cost of legal opinion production, transfer agent fees, escrow fees, equity issuance fees, fees charged for delivering, vetting and accepting physical certificates, any and all fees and costs charged by the Holder's brokers in handling and transacting in the shares of the Company on behalf of the Holder "Post-Closing Expenses". Any Post-Closing Expenses not paid by the Borrower shall retroactively offset the reduction of the principal balance of this Note that occurs through the conversions. Failure by the Borrower to honor this provision shall be deemed an Event of Default.

5.13 Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

5.14 Attorneys' Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other documents related to this financing, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

5.15 Fees and Charges. The parties acknowledge and agree that upon the Borrower's failure to comply with the provisions of this Note, the Holder's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, the Holder's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Holder may have hereunder, at law or in equity. Each time the Company incorrectly challenges a conversion request or fails to provide the current issued and outstanding to the Noteholder within five business days of the request, the Outstanding Balance of this Note shall increase by two thousand dollars. If within ten business days after the Clearing Date, the Common Stock has a trading price that is lower than that set forth in the Notice of Conversion, the Conversion price will be reset and reduced to the lowest traded price during that period. The Clearing Date is the date that the shares

are in the brokerage account of the Investor and approved for sale by the compliance department of the brokerage firm holding the shares.

5.16 Notice of Corporate Events. Except as otherwise provided herein, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) calendar days prior to the record date specified therein (or thirty (30) calendar days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this section.

5.17 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the charges assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.18 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the trading price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Company of the Holder (as the case may be), the Company shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment banks selected by the company and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Company. The company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.19 Current Notes. Company shall disclose all current notes that it has with third parties on Exhibit C.

5.20 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

5.21 Non-Shell. The Company represents that it is not a "shell" issuer and has never been a "shell" issuer or that if it previously has been a "shell" issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no

longer a "shell" issuer. Further, The company will instruct its counsel to either (i) write a 144 – 3(a(9)) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder's counsel.

IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the 6 day of February 2017.

BORROWER:

IMMUNE THERAPEUTICS, INC.

Name: Noreen Griffin
Title: Chief Executive Officer

NOTARY PUBLIC WITNESS:

JAMES MICHAEL SUDER
MY COMMISSION # FF 984877
EXPIRES: April 24, 2020
Bonded Thru Notary Public Underwriters

Note Effective as of February as of February 4, 2017 executed and notoritzed on February 6, 2017

Exhibit B

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $________ of the Outstanding Balance and $________ of the interest due on the Note issued by Immune Therapeutics, Inc. on February ___, 2017 into shares of common stock of Immune Therapeutics, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: ____

Conversion Price: ____

Shares to Be Delivered: ____

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares Common Stock which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Common Stock of the Company as determined pursuant to the provisions of Section 1.3 of the Note.

Signature: ____
Managing Partner of Phoenix Fund Management, LLC

Representation of Individual Officer of Immune Therapeutics, Inc.

Re: Convertible Promissory Note Between Immune Therapeutics, Inc. ("Borrower") and Phoenix Fund Management, LLC("Holder") Dated 2/4/2017 ("Note")

In connection with the above referenced Note and exhibits and related agreements and instruments, herein the Agreement. and any present and any future conversion requests of Holder we irrevocably confirm:

1. Borrower is not, and has not been, a shell Company as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the "Securities Act") nor is or was a "shell" as otherwise commonly understood;

2. Borrower is, unless noted "Not Applicable," subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of1934, as amended (the "Exchange Act").

3. Borrower has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting.

4. The original Debts noted in the above referenced Note, and the contents of the above referenced Note are accurate and Company did not and will not receive any new consideration for the exchange note issued to Holder.

5. Borrower is now and will remain current with all obligations with its stock transfer agent and the U.S. Securities and Exchange Commission and the state of incorporation. Holder is not nor has been an owner, affiliate or 10% or greater shareholder of Company, as that term is defined by Rule 144(a) of the Securities Act of 1933. Holder, is not directly or indirectly through one or more intermediaries, in control of, controlled by, or under common control with Company.

6. Any and all approvals needed in relation to the above referenced Note. this letter, for the assistance of our transfer agent, etc., is obtained. The Note reflects, among other things, conversion rights we otherwise afford to the nonaffiliated debt holders.

Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: 02/__/2017

Very truly yours,

[signature]

Noreen Griffin

Memorandum of Understanding for Exhibit C: Irrevocable Instructions

On behalf of Immune Therapeutics, Inc. (the "Company") the undersigned hereby expressly acknowledges the following points of understanding associated with Exhibit C: Irrevocable Instructions ("Irrevocable Letter") provided to ClearTrust, LLC.

1. The Company , a State of Florida corporation and Phoenix Fund Management, LLC (the "Investor") have entered into a Convertible Promissory Note dated as of February 4, 2017 (the "Note") in the amount of $375,000 (the "Note").

2. The Company agrees that pursuant to the terms of the Irrevocable Letter signed by ClearTrust, LLC ("Transfer Agent") at the request of the Company that upon receipt of any issuance request associated with the above-mentioned security that Transfer Agent is under no obligation to receive the consent or confirmation of The Company before proceeding with the request.

3. The Company understands and agrees that if The Company does challenge any conversion request submitted by the Investor associated with the above-mentioned security pursuant to the Irrevocable Letter that The Company will be charged a "Challenge Fee" in the amount of $1,000.00 USD for each conversion that it challenges in addition to any legal or administrative fees incurred as a result of the challenge.

4. The Company warrants that the Note mentioned above has been fully funded and paid for and that the shares issued as a result of conversion requests will be fully paid and non-assessable shares.

5. The Company understands that it and not the Transfer Agent has the sole responsibility to identify and establish when any share reserve has been exhausted and fulfilled and that the Transfer Agent will not cancel or abolish or change and existing share reservation amount without the express written consent of both The Company AND the Investor.

6. The Company expressly understands and agrees that nothing in the Irrevocable Letter shall require or be construed in any way to require the Transfer Agent, in its sole discretion as the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

Immune Therapeutics, Inc.

____

Name: Noreen Griffin
Title: Chief Executive Officer

EXHIBIT B

[See attached form Letter Agreement]

[To be reprinted on Company letterhead]

[DATE]

ClearTrust, LLC
16540 Pointe Village Dr, Ste 210
Lutz, FL 33558

Ladies and Gentlemen:

Phoenix Fund Management, LLC (the "Holder") is the holder of a Convertible Promissory Note in the principal amount of $375,000 (the "Note") issued by Immune Therapeutics, Inc. (the "Company").

You as Transfer Agent are hereby irrevocably authorized and instructed to reserve a number of shares of common stock ("Common Stock") of the Company (initially, 50,000,000 shares) for issuance upon full conversion of the Note in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, **only upon the written instructions of the Company.** Further, conversions will only be processed should there be sufficient unissued, but authorized shares available.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Note. You have the right to rely on each notice of conversion ("Conversion Notice") as presented, and have no responsibility to verify the conversion formula used. **Provided you are acting as Transfer Agent at the time**, your firm is hereby irrevocably authorized and instructed to within three (3) Trading days issue shares of Common Stock of the Company to the Investor without any further action or confirmation by the Company upon your receipt from the Investor of: (i) a Conversion Notice executed by the Investor; (ii) **any other supporting documentation reasonably required by the Transfer Agent;** (iii) opinion of Holder's counsel confirming that the shares to be issued have been registered and the Registration Statement is currently effective or an opinion of counsel of the Investor or the Company, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the Transfer Agent), to the effect that the applicable shares of Common Stock are not "restricted securities" as defined in Rule 144 and otherwise may be issued pursuant to Rule 144 under the Federal Securities Act of 1933, as amended (the "Securities Act"), without any transfer restrictions; and (iv) customary seller representation letter for sales made under Rule 144 signed by the Investor if applicable. Such shares should be issued and delivered, at the option of the Investor as specified in the Conversion Notice or similar instruction either (i) electronically if the Company is approved by The Depository Trust Company ("DTC") for Deposit Withdrawal at Custodian ("DWAC") processing by making the shares available in book-entry form for further credit to the beneficial Investor account at a participant broker with DTC through its DWAC system, provided the Investor causes its broker or bank to properly initiate a DWAC deposit, or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares provided however that if such shares are not registered for

resale under the Securities Act or are not able to be sold under Rule 144 and you have not received an opinion of counsel that the issuance of the shares is exempt from registration under the Securities Act, then the issued certificates for such shares shall bear the following restrictive legend:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS AND SATISFACTORY TO THE TRANSFER AGENT THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The unissued shares shall remain in the created reserve with you, the Transfer Agent, until the Investor provides written instructions to you that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense **(including the reasonable fees and disbursements of its attorneys)** incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder. Such indemnification includes any claim made by the Company against you with respect to these instructions or the performance of your duties hereunder. You shall have no liability to the Company in respect of this, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing IRREVOCABLE INSTRUCTIONS. Company hereby confirms to you that no instruction other than as contemplated herein will be given to you by Company with respect to the matters referenced herein. Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of Company or any other person purporting to represent Company. At your sole discretion, you are also authorized to release any information you deem necessary towards the processing, clearing, and settlement of the shares arising from this reservation.

Notwithstanding any other provision hereof, Company and Investor understand that you shall not be required to perform any issuance or transfer of Conversion Shares if (i) such an issuance or transfer of Conversion Shares is in violation of any state or federal securities laws or

regulations, or (ii) the issuance or transfer of Conversion Shares is prohibited or stopped as required or directed by an order of a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance or transfer of Common Stock if Company is in default of its payment obligations under its transfer agent service agreement ("the TA Agreement" with you; provided, however, that in such case Investor shall have the right to pay the obligations in default or otherwise resolve the deficiency in a manner satisfactory to the Transfer Agent. The Investor is responsible for all fees associated with the Conversion Notice, including but not limited to the issuance, delivery and transfer of shares, and acknowledges you will not act on a Conversion Notice without payment of fees owed.

The Company shall not be allowed to change Transfer Agents or terminate the Transfer Agent until (1) the Note or any other note owed to the Holder by the Company has been fully converted by the Holder and the Transfer Agent has received direct written verification from the Holder that the Note has been fully converted (2) the Company has fully paid back the Outstanding Balance of the Note pursuant to the terms of the Note by providing evidence showing the wire, the bank statement and an email being sent by the Holder to the Transfer Agent confirming that the Note has been paid off. In the event that the Company attempts to change the Transfer Agent, the Transfer Agent must notify the Holder by email in 2 business days. In the event that the Company violates this Agreement by changing Transfer Agents, such change shall constitute an Event of Default under the Note, the Company will owe to Holder One Thousand Dollars ($1,000) per day until these Irrevocable Instructions is signed by the Company's new transfer agent which shall be an agreed upon fee and not a penalty because damages from the inability to have shares issued are difficult if not impossible to calculate, the Company will agree to pay any other legal fees incurred by the Holder in dealing with this Event of Default, and the Company will agree to an automatic Consent Judgement by a Florida State or Federal Court imposing penalties and requiring that the Company sign this exact Transfer Agent Agreement with their new Transfer Agent.

This letter is governed by the laws of the state of Florida.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

Immune Therapeutics, Inc.

____

Name: Noreen Griffin
Title: Chief Executive Officer

Acknowledged and Agreed:
Phoenix Fund Management, LLC

____
Name: Morris Silberstein
Title: Partner

Acknowledged and Agreed:

ClearTrust, LLC

By: ______________________________
Name:
Title: